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                                                                   EXHIBIT 23(A)
                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37692) and the Registration Statement on Form S-8 and S-3 (No. 333-17295) of Electro Rent Corporation of our report dated August 5, 2002, appearing in this Annual Report on Form 10-K of Electro Rent Corporation for the year ended May 31, 2002.



/s/ Deloitte & Touche LLP
Los Angeles, California
August 28, 2002



             INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL SCHEDULE



        Our audit was conducted for the purpose of forming an opinion on the basic 2002 financial statements taken as a whole. The supplemental schedule of Valuation and Qualifying Accounts on page 10 of the Form 10-K is presented for the purpose of additional analysis and is not a required part of the basic 2002 financial statements. This supplemental schedule is the responsibility of the Company's management. Such 2002 schedule has been subjected to the auditing procedures applied in our audit of the basic 2002 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic 2002 financial statements taken as a whole. The 2001 and 2000 schedule of Valuation and Qualifying Accounts was subjected to auditing procedures by other auditors whose report dated August 6, 2001, stated that such information is fairly stated in all material respects when considered in relation to the basic 2001 and 2000 financial statements taken as a whole.





/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
August 5, 2002


                                 Exhibit 23(A)